UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2007

BPO MANAGEMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28560	22-2356861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock, Suite 202, Anaheim, California 92807
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Registrant intends to make a company presentation today, February 15, 2007, which contains information regarding the Registrant’s unaudited financial results for the fiscal year ended December 31, 2006. See Item 7.01.

Item 7.01 Regulation FD Disclosure

The Registrant intends to make a company presentation today, February 15, 2007. Certain information included in that presentation is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Certain information in investor presentation dated February 15, 2007

The furnishing of this Exhibit is not intended to constitute a representation that such furnishing is required by Regulation FD or that all of the information it contains includes material information that is not otherwise publicly available. Statements in Exhibit 99.1 that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the potential acquisition of businesses, organic revenue growth, unaudited financial results for the 2006 fiscal year, and projected financial results for the 2007 and 2008 fiscal years. Investors are cautioned that such statements are only predictions, and speak only as of February 15, 2007. The Registrant does not assume any obligation to update such information in the future. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the Registrant’s operations and business environment including, but not limited to, those described in the Exhibit and in the Registrant’s proxy statement on Schedule 14A filed on November 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPO MANAGEMENT SERVICES, INC.

Date: February 15, 2007	By:	/s/ James Cortens
James Cortens
President

Exhibit Index

Exhibit	Description of Exhibit

99.1	Certain information in investor presentation dated February 15, 2007